Exhibit 99.1

ABIOMED

Moderator: Liza Heapes

09-05-06/2:00 p.m. CT

Confirmation # 5939154

ABIOMED

Moderator: Liza Heapes

September 5, 2006

2:00 p.m. CT

Operator: Good day and welcome, everyone, to today’s ABIOMED conference call. This call is being recorded. With us today is the Chairman, Chief Executive Officer and President, Mr. Michael Minogue.

At this time for opening remarks I would like to turn the call over to Liza Heapes. Please go ahead.

Liza Heapes: Good afternoon and welcome to ABIOMED’s investor conference call on the FDA approval of a Humanitarian Device Exemption for the AbioCor implantable artificial heart. This is Liza Heapes with ABIOMED’s Corporate Communications Department.

I’m here with Mike Minogue, ABIOMED’s Chairman, President and CEO; Dan Sutherby, Chief Financial Officer; and Dr. Robert Kung, Chief Scientific Officer.

The format for the call will be as follows. First Mike will provide you with detail on today’s announcement on ABIOMED’s strategic plans for the AbioCor, Dr. Bob Kung will then provide additional commentary, and then we will open the call for your questions.

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Before we begin discussing the HDE approval of the AbioCor, it is necessary to remind you that during the course of this call we will be making forward-looking statements, including statements regarding future financial performance, product development effort, ABIOMED’s strategic operational initiatives, and market response to our new product. ABIOMED’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development testing and related regulatory approval, competition, technological change, future capital needs, and other risks detailed in our SEC filings. Investors are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of today’s release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this conference call or to reflect the occurrence of unanticipated events.

In addition, today we may discuss our Impella products. The Impella 2.5 and 5.0 are approved in the U.S. for investigational use only. Our other Impella products are not FDA approved and are not yet available for sale in the United States.

I’m now pleased to introduce Mike Minogue.

Mike Minogue: Thanks, Liza. Good afternoon, everyone, and thank you for taking the time to join us today. This a great day for patients and a great day for the advancement of technology that can minimize heart failure.

As you may recall, one of our goals is a progress through regulatory approvals this year. And I am pleased to be here as we discuss the FDA approval of the AbioCor under a Humanitarian Device Exemption, or HDE. This is the culmination of more than 25 years of research and development and more than $100 million of investment. The AbioCor represents profound scientific breakthroughs across a number of specialties – and that is Bob Kung’s cell phone

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ringing which probably is more people to congratulate him – the AbioCor represents profound breakthroughs based on Bob’s support. The development of the AbioCor has fueled many of ABIOMED’s 110 patents or patents pending across our product portfolio. The FDA approval of the AbioCor provides new hope for heart failure patients who cannot recover their nature heart or receive a transplant. And ABIOMED is a leader in recovering patients’ hearts following an acute event. And with this approval we’ve expanded our product portfolio to treat patients with chronic heart failure as well. We are pleased with this landmark decision and are extremely proud of the extensive efforts of our employees, our scientists, numerous health care professionals, and the FDA staff. We are especially grateful to the 14 individual patients and their families who have been actively involved in supporting the AbioCor to advance the future of medical technology.

In 1964 the National Heart Institute created its artificial heart program to reduce death and disability from heart disease through the development of reliable cardiac assist and total replacement heart systems. Later, the National Heart, Lung and Blood Institute initiated development of a fully implantable artificial heart, and the AbioCor was one of only four devices out of the original 20 to be initially funded. Since that time only ABIOMED has been able to develop and patent the breakthrough technologies that make possible a fully implantable artificial heart. The AbioCor encompasses advanced scientific breakthroughs in the fields of material science, computerization, miniaturization, energy transfer and many others. The AbioCor was designed with quality of life in mind. Not only can it extend the lives of patients who would otherwise die of heart failure, but it also offers these patients with a fully implantable device that allows them to be free of wires or tubes. Our proprietary transcutaneous energy transmission system, or TET, is a scientific advancement that comfortably transmits power across the skin without piercing its surface, thereby reducing the risk of infection. This technology alone has approximately nine patents.

Today I sit here across from Dr. Bob Kung, our Chief Science Officer and a man who has earned the respect of the scientific community and our regulatory agencies not only because of his

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Moderator: Liza Heapes

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genius but because of his compassion for his fellow man and his drive to develop a technology that can offer hope to patients whose hearts are failing. Bob has dedicated his life’s work for patients. Along the way he helped develop medical device breakthroughs such as ABIOMED’s BVS 5000, the world’s first ventricle assist device, and ABIOMED’s AB5000 circulatory support system, our newer technology that has the highest recovery rate. More than 55 percent of AB5000 survivors recover their own heart. This AB5000 technology utilizes many of the patents related to the AbioCor. Bob serves as a role model in the company for his technical expertise, his integrity, and his work ethic. He has been a great mentor to me over the last two and a half years and I consider it an honor to work with him. For these reasons and many others I would like to thank Dr. Kung for his dedication to scientific discovery and for his years of service to ABIOMED, and I hope for many more.

Dr. Kung, would you please say a few words.

Robert Kung: Thanks, Mike. I am so please to be here today. As many of you know, the AbioCor is a product of three decades of research, development and testing. I have spent my life to save lives. In my 25 years at ABIOMED I’ve been fortunate to work closely with our dedicated staff at the AbioCor trial sites, AbioCor recipients and their family, our in-house of scientists, engineers, and clinicians, and the FDA staff. And more specifically I do want to emphasize that the AbioCor patients, recipients, the family are really the most important part of what we have been doing and what we will be doing. I would like to thank you all for all you have done, and I’ll send it back to Mike.

Mike Minogue: Thanks, Bob. I would also like to recognize our retired former CEO and founder and our friend, Dr. David Letterman, for his vision and his dedication to the AbioCor technology. David founded ABIOMED to make real the day when the cessation of the heart function would no longer mean the end of life. This is a great day for David and for his legacy, and I want him to know how much we appreciate what he’s done as well.

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In addition, I’d like to personally thank and recognize Dr. (Layman Gray) and Dr. (Rob Daling) at Jewish Hospital in Louisville; Dr. (Bud Frasier) and Drs. (Reynolds, Delgado) at Texas Heart Institute; Dr. (Dan Morelli) at UCLA and Dr. (Lou Samuels) at (Lancono) Hospital in Philadelphia. These physicians have provided constant support and guidance for AbioCor to fulfill this vision. I would again reiterate our respect to the entire FDA staff for their diligence, and many individuals deserve special acknowledgement for reviewing all of the submissions, and they know who they are and we appreciate all your work.

I would now like to take some time just to summarize and recognize the clinical teams for the AbioCor, which started in July 2001 with the first AbioCor patient, (Bob Tools). In all, 14 patients were treated from 2001 to 2004 at four hospitals. Jewish Hospital in Louisville, Kentucky, treated seven patients, Texas Heart Institute at St. Lukes, treated five patients, UCLA Medical Center, in Los Angeles, treated one patient, and (Hanaman) University Hospital, in Philadelphia, treated one patient. These patients were the sickest heart failure patients ever studied, and some were able to resume normal activity such as exercising or going to the movies or out to dinner. One patient, Mr. (Tom Christerson), survived with the device for 512 days with nearly a year at home enjoying his time with his family and friends. (Tom) was able to welcome the birth of his great grand daughter and his family has been very supportive over the time with the FDA panel and internal with the company, and we appreciate everything that all the families have done for the company.

For the AbioCor trial patient population there was no comparable treatment – alternative treatment. Their most likely outcome would have been death in less than 30 days without ever leaving a hospital bed. And as I have previously stated, our focus remains on providing patients with the best outcomes and an opportunity to leave the hospital. It’s very important that they have this hope. The HDE approval permits the sale of up to 4,000 devices annually in the United States. In order to ensure the best possible patient outcomes with the AbioCor, we intend to have a focused rollout of the technology at only five to 10 U.S. heart hospitals. The selected

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hospitals are going to undergo training and re-training over the coming months on the technology and post-operative patient management, they will conduct hands-on surgical training, and maintain established hospital protocols. We estimate that this is going to take approximately another six to eight months. However, over the last year and a half we have continued to invest and improve the AbioCor technology.

Jewish Hospital, in Louisville, Kentucky, an AbioCor clinical trial site, will be among the first U.S. hospitals to offer patients the AbioCor. The Jewish Hospital and University of Louisville team, led by surgeons (Layman Gray) and (Rob Daling), performed the first and second AbioCor implantable replacement heart procedures in the world and a total of seven implants since 2001. Other hospitals that have committed to offering the AbioCor technology are under – entering letters of intent are John Hopkins Hospital in Baltimore with Dr. (John Conte) and Robert Wood Johnson University Hospital in New Jersey with Dr. Mark Anderson. Additional hospitals will be announced as they are integrated into the program.

Now that the AbioCor has received an HDE from the FDA, ABIOMED is working with CMS and private insurers to assist in the development of reimbursement guidelines for this medical technology. As we have stated on previous investor calls, the AbioCor will have a selling price of $250,000 per device. We are also exploring expanding the AbioCor into Europe under (CE mark) approval to a limited number of hospitals. AbioCor two is our second generation device that is currently performing well in the liability testing, and this device is approximately 30 percent smaller than AbioCor one and has a support goal of five years. The same hospitals involved in the AbioCor program will also work on the AbioCor two.

This has been an exciting time of regulatory progress for ABIOMED. Very exciting. Our BVS and AB5000 circulatory support systems are FDA approved and we are experiencing growth in these heart recovery technologies as our goal is to establish heart recovery as the standard of care for acute failure. ABIOMED believes that acute patients should always be offered the option to

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recover their heart before being evaluated for other treatments. We recently announced the FDA approval of our Impella 2.5 and 5.0 products to enter pilot studies in the U.S. Also, we recently announced the FDA approval of our new integrated Off-Pump Cannula system. And today we come face to face with science fiction becoming science fact with the FDA HDE approval for the AbioCor. ABIOMED’s primary strategic goal is to offer a solution of heart recovery to the one million yearly acute patients in the U.S. that enter the 1,700 hospitals with cath labs and the 1,000 open heart hospitals. On the AbioCor subject, what the panel requested last June was more information, which we provided. The HDE approval by definition demonstrates that the AbioCor has met the criteria needed for HDE, that being safety and probable benefit. Again, the criteria needed for an HDE is safety and probable benefit.

We would like to thank the investors for their support, because your investment in ABIOMED has helped create a company with patented exclusive technology or regulatory approvals to help patients world-wide against the number one killer of human life in health care, heart failure, whether that’s acute heart failure or chronic heart failure. We believe ABIOMED is well positioned to drive recovery awareness through our Impella products in the cath lab and our BVS and AB5000 products in the surgery suite. And with today’s announcement on the HDE approval of the AbioCor, we’ve added the option for heart failure patients who cannot recover their natural heart, receive a transplant, and they biventricular heart failure. We are pleased with our regulatory progress and are focused on execution of the Impella trials, top-line revenue growth, and bringing more new products to market in order to establish ABIOMED as a global leader in circulatory care.

I will now open the call to your questions.

Operator: Thank you. Today’s question and answer session will be conducted electronically. If you would like to ask a question, please press the star key followed by the digit one on your touch-

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tone telephone. Once again, if you would like to ask a question, please press star one at this time. We will pause a moment to assemble our question roster.

We’ll go first to Clay Wilson with Needham.

Clay Wilson: Thank you very much. Thanks for taking my question and congratulations. This is very exciting. I was wondering if you could answer a little bit about the patient profile, though. When would you use something like the AbioCor versus, say, an (LVAD) – a destination therapy (LVAD). Where do you — is there some sort of clarity as far as the delineation between the two?

Mike Minogue: Clay, good question. And one of the devices out there to help patients are left ventricular assist devices, and these patients are primarily designed and used for bridge to transplant patients, so patients that have a healthy enough heart to get a little bit of a booster pump in order to help them make it to the time they require to be a transplant. The literature out there suggests that even on those patients approximately one in three may suffer right-side failure, but the industry’s getting better at managing that. However, the AbioCor is designed for patients that have failure on both sides of their heart, that have no other options, and that want to be able to leave the hospital and not have wires or tubes breaking their skin. And so that is the difference and that’s the focus of the AbioCor itself. It provides the support that your normal heart once removed used to provide, whereas (LVADs) act as booster pumps, (they’re) continuous flow, so they enhance what the normal heart is already doing on the left side.

Clay Wilson: I see. So the (LVADs) right now, one difference is (LVADs) are continuous flow, and that’s fraught with its own issues, but the other thing is that the destruction therapy (LVADs) that are out there are focused on left-sided and not biventricle.

Mike Minogue: Exactly. And they’re only left-sided. And just on the comment on (pulsatility), your normal heart acts with (pulsatile) action and pump – pumping. So if you have a patient that has some

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ejection fraction on the left side, you put a continuous flow device in, it’s augmented with the pulsatility of the natural heart. But as these injection fractions go below 20 percent or even 10 percent, continuous flow is not how our body is designed. And that’s where the AbioCor provides the pulsatile support, but for both sides of the heart, left and right, to push the blood through the lungs but also push it out to the rest of the body.

Clay Wilson: Oh, that’s helpful. And also can you – do you know what – about what the waiting list is right now for heart transplants?

Mike Minogue: You know, you could go and get that, pull it, but my opinion and what I’ve seen out there is if a person is on an (LVAD) device and if you exclude the larger size type O blood, you’ll see on – routine transplantations in 120 days or less. If you look at the general population without (LVADs), they say it’s approximately a year. And then we even have a lot of transplant centers that if they’re on an (LVAD) they’ll see transplantations in less than 60 days.

Clay Wilson: So the population you’d be looking at would be those who are really bad shape who are, you know, literally on death’s doorstep really, like 30 days expectation or something.

Mike Minogue: Well, yes. Well, our population for whatever reason, either prior organization failure or cancer or age, they would not be candidates – they’d be ineligible for a transplantation. So they really have no other alternative.

Clay Wilson: OK. And is the reason that they’re – that the 4,000 patients, is that a sort of administrative law type requirement?

Mike Minogue: It is, because we have shown that the population that this would target for (bi-vat) failure with this type of organ dysfunction and age and other conditions would be a 4,000-per-year population.

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Clay Wilson: OK, thanks. I’ll get back in queue. Thank you.

Mike Minogue: Thanks, Clay.

Operator: We’ll take our next question from David Zimbalist with Natexis.

David Zimbalist: Hi. Congratulations on the HDE. Good milestone for you guys. I missed the first few minutes of the call, but I’m just curious to know if you have a target number of centers that you think would be appropriate for offering a therapy – offering the AbioCor therapy.

Mike Minogue: We do, David. We are planning on having a very controlled roll-out. We’re going to start with initially five centers and then expand it to no more than 10 in the United States. And that’s where patients will be transported or referred if they want to undergo an AbioCor procedure.

David Zimbalist: OK and at $250,000 ASP, for the most part, I mean, it’s not a large volume of production to begin with, is that – give you margins that are comparable to the corporate margins today?

Mike Minogue: Well, we haven’t given any guidance. And what we’ve stated before on the call was it’ll be another six to eight months before we feel comfortable with the centers being ramped up, re-trained, and in production. So since we haven’t given any guidance outside of this year’s fiscal year, we’re going to defer as we get closer before we give out any specifics on guidance or margin or impact on the company.

David Zimbalist: OK. OK, that’s helpful. Do you think you’re going to need incremental investment in people at ABIOMED specifically dedicated to the AbioCor program or is this something that you can incorporate into – in terms of the training and the management of the centers and retraining

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as they turn over people. Is that something that you can include within your current sales and service organization?

Mike Minogue: Well, I think the answer is both. We can do what we need to do now, but we do have plans to continue to enhance and build out this team. But we’ve already made changes and added people. We’ve tripled the size of our clinical team in the U.S., we’ve added (Dan Race) as a full-time employee and he’s a heart surgeon. We are lining up the resources and the – and the – and the clinical team under our chief medical officer as well so that we have the capability to focus on these. But over time we’re going to continue to add more people to it.

David Zimbalist: OK. And did Dr. (Race) have any experience directly implanting the AbioCor?

Mike Minogue: No on patients, but he’s been involved in the procedures, watching procedures and doing the animal and the research work.

David Zimbalist: OK. Thank you.

Operator: We’ll go next to Alex Arrow with Lazard Capital Markets.

Alex Arrow: Hi, Mike. Thanks. Is it safe to assume that DRG 103 is going to also include AbioCor just like it did for the other (LVADs) and for transplant?

Mike Minogue: I’m not sure, Alex. I think what happened is we’ve been working with TMS and the insurance companies for over the last year, and they officially can’t do anything until the FDA has made a ruling. And under this it’s a limited population at up to 10 centers. So this might not be the formal destination therapy type heart transplant. It could fall into that, and if that happens then there’s other avenues that people will do. But it – I’m unsure right now whether it will get its own DRG or if it will go under DRG 103 and incremental costs. There’s an outlier, so they’re only

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allowed to lose up to a certain amount and then after that they get approximately 85 cents on the dollar.

So there is a path, but the answer is that now we can officially go back and whichever the path we take we believe that the AbioCor in some cases is going to be the most cost-effective technology for these patients. And if you look at cancer drugs or (orphan) drugs, you’ll see reimbursement in some cases at 200 to 300, $1,000 per year for type of patients, whether they extend life or improve somewhat the quality, or in some cases not even extend life but the potential to extend life. So we believe that we have a very good argument for reimbursement, and most important is that quality of life for the patient is to get them out of the hospital and to go home.

Alex Arrow: And – thanks. And I heard the $250,000 price point mentioned, but I didn’t hear you specifically say whether that is your intended price point at this time. I know it’s changed somewhat over the history of the AbioCor development. Is 250 where you plan to roll it out?

Mike Minogue: Yes, $250,000, as I stated in the – in the call, is our price for the AbioCor itself.

Alex Arrow: OK. And as far – I know you won’t comment on the guidance yet, but as far as the timing of the roll-out for these first five centers, would it be unreasonable for us to begin to anticipate that there would – they would start purchasing AbioCors, you know, in the next month, three months?

Mike Minogue: It’s – that would not happen in the next month or three months, because we are specifically going to plan a six to eight-month retraining process. So could it happen? It may, but that’s not the intent. The intent here is to get everyone comfortable with the resources required, understand the training, make sure we have all the lessons learned from the trial on the patient selection, anti-coagulation management, making sure that there’s a communication between all the users and, you know, a process that they’re focused on, sharing information. And so the

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intent is not to start selling AbioCors. In addition, we’ve continued to invest in the AbioCor technology, refine it, make it better, and there’ll be incremental software or supplements that we believe will just make the product even better.

Alex Arrow: Well, that’s – that sounds like a very, you know, thoughtful approach to rolling it out. On the other hand, the centers that already implanted AbioCors during the trial I would imagine don’t need the kind of training you’re talking about. I mean, Louisville, for example, is probably ready to go tomorrow. I mean, so – why would they not be able to offer this to patients right away?

Mike Minogue: One of the reasons is it’s been over – it’s been over two years since – or close to two years since Louisville has even done a patient. And so the point on this is that we’re not trying to move quickly, because the most important thing is to get the centers trained so that we can have the best outcomes for the patients. And if we were to move before we’re ready to do something, or they’re ready, we likely are not going to, you know, make the patient management lessons learned into the normal protocol. Now, it could happen. But, again, we are focused on a six to eight-month roll-out because this is not something that we want to rush into the market and have some errors, especially in that we’re the only ones in the world with an artificial heart and we’re the only ones in the world with a second-generation. So we have a responsibility to have everyone comfortable with the technology, following a protocol, and making sure that we move on and take all the lessons learned and all the concerns of the FDA and all the concerns of the physicians and make this the best product we can make it.

Alex Arrow: OK. Do you anticipate holding firm to that 250 or do you think there will be discounting for people that buy multiple units?

Mike Minogue: As of now we are going to stick to the $250,000 for the device.

Alex Arrow: OK, all right. Thanks and congratulations. Thank you.

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Mike Minogue: Thanks, Alex.

Operator: We’ll go next to Matthew Scalo with Canaccord Adams.

Matthew Scalo: Hi, guys, congratulations here. Hey, I just had a couple quick questions. Number one, you mentioned anti-coagulation protocols. Has that changed since what occurred in the clinical trials?

Mike Minogue: Matthew, that’s a good question. I think the – we’ve learned a lot in anti-coagulation over the last five years by all the devices. So if you look at the earlier devices, whether the implantables or the externals, they’ve all shown improvements in reducing the adverse events and reducing the stroke.

The second piece is that all patients getting (LVADs) or mechanical valves need to be anti-coagulated. The challenge of the patients in the AbioCor study was because they were so sick and had GI bleeding and internal bleeding and bleeding from the surgeries, most of them – or many of them were unable to be anti-coagulated at all. And so part of the lessons learned is that we want to have a selection process that excludes people that have a propensity to bleed or are – or are intolerant to any anti-coagulation, or even if we decide to move forward with the physicians under Humanitarian Device Exemption that the patient is informed that they have that risk that would not be associated with somebody who could be anti-coagulated. And so the – last year the information we’ve been providing is showing how the device worked, and essential in many cases it’s without any anti-coagulation on most of these patients.

For the patients that did have a stroke as a cause of death, they were only anti-coagulated approximately 20 percent of the time. So we feel comfortable with the fact that we’ve made the change to the (cup), which was one of the sources, and also that we will anti-coagulate the

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patients. And this technology, the same material in it is a spin-off on the AB5000 where we’ve gone over 300 patients, and we have currently the lowest adverse events on that pump than any other (caracaporial vat). So we’re very confident as well in the hemo-compatability of the (polyurethane), or the (angioplex) as we call it.

Matthew Scalo: OK. So beyond the changes to the cuff and the struts and then this anti-coagulation therapy, have there been changes? You mentioned you’d made some improvements over the last year or two years on the AbioCor while we’ve kind of been waiting here.

Mike Minogue: Yes, we did, and we’ll be defining those as we move forward. But as the FDA said in their call, you know, this is complex technology and they want us and they hope that we’ll continue to refine it and improve it. And that’s exactly what we’re doing and that’s exactly what we spent the last year doing as well.

Matthew Scalo: OK and then just the last question here. Any incremental cost associated with the significant training that’s involved I guess with these five to 10 centers, or are you already interacting with these centers pretty tightly?

Mike Minogue: Well, it’s a combination of both, some of which we had baked into our expenses for the AbioCor in our own budget process, some could be a little higher depending on how much we do at what center.

Matthew Scalo: OK. OK, thanks and congratulations.

Mike Minogue: Thanks, Matt.

Operator: We’ll go next to Randy Hough, Lion’s Share Financial.

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Randy Hough: Thank you. And let me begin by extending my congratulations to the whole team, and especially to you, Bob. I can only imagine having been involved in this myself for 20 years the patience and dedication to your science that you demonstrated over this entire period. So thank you for that.

Robert Kung: Oh, thank you, Randy.

Randy Hough: And this is the start of the just rewards, I’m sure. Now, to my question. During the trial, recall that you had developed the (AbioScor) for selecting patients who in the – in the clinical judgment of the team that were going to implant along with the (AbioScor) would give patients who had less than 30 days or 95 percent chance of less than 30 days to live. Can you talk a little bit, Mike, about the constraints, if any, with regard to patient selection and that 30-day mark? In particular, would clinical judgment play a greater role without any software devices like the (AbioScor)?

Robert Kung: Good question, Randy. Just a – just a little bit sort of review of the (AbioScor) itself. It turns out, you know, the (AbioScor) turns out to be a – ended up being a very close to clinical assessment of very, very severe heart failure patients. And in going forward we have actually defined the patient population a little bit more succinctly ((inaudible)) the definition of, you know – clearer definition of biventricular failure. That’s one of them. And then – and secondly patients that are on high-dose, you know, (inotrobes). That gets – you know, that is a very strong indication of end-stage heart failure. So I think we have – you know, we’re focusing on the kind of patients that are going to be selected or qualify for the AbioCor.

Randy Hough: OK. Your release speaks to – and, Mike, you commented on chronic cases rather than acute. And I know during the trial you had hoped to be able to implant someone who came in in an acute situation suffering from a massive cardiac failure and shock. Will those be candidates

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as well, and if so how do you intend to deal with the – with the disclosure issues that surround someone coming in in those conditions?

Mike Minogue: That’s a good point. And since the original trials and what we’ve learning on the AB5000 is we’ve showed that it’s statistically significant that patients need more than five days to recover, which was the old mind-set. And we’ve shown that for an AMI patient, or a heart attack patient that’s gone into shock, the optimal time to be on the AB5000 is 31 days. We’ve actually had patients recover in excess of 31 days, but that’s the – that’s the optimal amount of time. So we got to a point where a patient had been on the AB5000 and then fit the rest of the criteria, they were unable to be weaned, they had biventricular failure, they were not a heart transplant candidate, and you go right down the list, they’re the age and they follow the policy the FDA and the protocols that we have in place, only after it was known that these patients could not recover their heart would we then have this option for these patients.

And I think, Randy, this brings a very important part, because in some cases today some of these patients that still have a chance for recovery may end up with a transplant ventricle assist device which by definition reduces or eliminates their chances of recovery because they’re invasive, because they (core) the heart, because they have adverse events and bleeding, because they require a heart-lung machine, all the different things. And so we have the AbioCor for the patients that have no other alternatives. We have the rest of our technology to maximize the opportunity for patients that are acute, that have a chance to go home with their own heart, to send them home with their own heart.

Randy Hough: Yes, great. Well, that was the plan all along. Now, quickly, Europe. You had mentioned a roll-out to some degree in Europe. Can you give us any idea of the scope, will it lag behind the U.S. roll-out or going to be done in parallel, or could it possibly be done sooner?

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Moderator: Liza Heapes

09-05-06/2:00 p.m. CT

Confirmation # 5939154

Mike Minogue: It will be within the timeframe of where we get the right partners. We have a dedicated team in Europe now and we’re going to be talking to those as we move forward and announcing them as we confirm.

Randy Hough: All right. Thank you very much. And just as a housekeeping thing, I called (Greg Simpson), not hearing him ask any questions at the beginning of the call, and he was unaware of the call and he’s trying to get in now. So he does have questions.

Mike Minogue: Great.

Randy Hough: OK. Thank you very much. And again, guys, my hat’s off to you. Great job.

Mike Minogue: Thanks.

Operator: And we’ll go back to Clay Wilson with Needham.

Clay Wilson: Thanks a lot. I just had a – one – a couple of really, really quick questions here. Of the 10 centers, you said five to 10 cents, would that be for, say, over the next two years or would that be pretty much the limit as far as the number of centers, you know, for the foreseeable future that would actually implant this.

Mike Minogue: Clay, as of now that is the formal suggestion. Initially it will be five, then we’ll move to 10. And I’d say over the next two years that that’s – the maximum is likely going to be 10, and maybe even the maximum longer than that. The same centers that are the AbioCor one centers will also be the AbioCor two centers. And what we’ve learned in the trial is that the anti-coagulation and the patient management protocol is key. And so we feel that it’s in the best interest of the patients, of the centers, and of the company to really have a dedicated team that does this. Just

ABIOMED

Moderator: Liza Heapes

09-05-06/2:00 p.m. CT

Confirmation # 5939154

like in the United States you can have 900 open heart centers but only 100 transplant centers, and then potentially only 10 AbioCor centers.

Clay Wilson: Got it. And could I also ask about how many patients would you estimate that each of these centers per year could handle, because I would think that would be kind of a limiting factor as well.

Mike Minogue: That’s a great question, Clay. And what we don’t want to do is give a number that is not based on any facts or great estimates. So until these centers get ramped up, until they – until they start seeing – treating patients and looking at the referrals – because, remember, with only five to 10 centers, referrals are going to come from all over the U.S. and potentially outside of the U.S. We don’t want to give any forecast. And under a Humanitarian Device Exemption, we’re going to let the physicians and the centers decide what the appropriate population and what the appropriate number is each quarter.

Clay Wilson: Great, thanks. And the other question. The average – I know that one of these patients lived for over 500 days. But what was the – of the 14, what was the average life span on AbioCor?

Mike Minogue: Clay, the average life span was 5.2 months in a population that would live less than 30 days in a hospital bed connected to (inutrobes, intory balloon) pumps, machines for their organs and several other things. So if you look at it on a pure numbers basis, the control group lived two weeks in the hospital with the support, probably less than a day outside – actually would be less than a outside without support. So an average of 5 months is essentially a 10x-plus improvement. But the device from an engineering perspective, the spec on it is to run as a goal to 18 to 24 months. So we haven’t had most patients that were even healthy enough to live to the length of the initial AbioCor one, with the exception of Mr. Tom (Christerson).

ABIOMED

Moderator: Liza Heapes

09-05-06/2:00 p.m. CT

Confirmation # 5939154

Clay Wilson: Great. And, last, could you tell me – have you not – you’ve not yet, I think, discussed the Abio two – AbioCor two development plan. Right? That’s not yet out there.

Mike Minogue: We’ve said it’s essentially a 2008 timeframe and have not given any specifics on the path we’ll choose, whether it’s PMA, HDE, or any other specifics.

Clay Wilson: Thank you very much.

Mike Minogue: Thanks, Clay.

Operator: And we’ll go back to David Zimbalist with Natexis.

David Zimbalist: Hi. Yes, a couple questions. First, I know that (Cincardia) – (Cardiowest) is a different indication, it’s a different approach. But can you give us a sense as to if there are any experience that you know of in terms of commercial reimbursement, the ASP that they’re doing and the number of centers that they’ve signed up at this point.

Mike Minogue: Yes, I would let you ask them about their reimbursement status. I won’t comment on that. But what I would say is that that is a very good technology that has continued to evolve, and they’ve done an incredible job of really managing the anti-coagulation. So we’ve worked with some of their guys and their consultant to really understand how to manage these type of patients. They’re really focused on a transplant patient because of the tubes and the likelihood of infection. But they do a great job of getting patients that have biventricular failure to a transplant, to a successful transplant. However, their device, whether it’s their large console or even their smaller console, which is still a pretty good size, and have the tubes come out of the skin through the chest really are not designed for a patient to go home and to live with this as an option. But, again, I think from a clinical perspective we are all working together, and they’ve led the way on anti-coagulation and we’ve learned a lot from them.

ABIOMED

Moderator: Liza Heapes

09-05-06/2:00 p.m. CT

Confirmation # 5939154

David Zimbalist: OK. And second, do you think that having the HDE, having a reimbursement once you’ve managed to establish a level of reimbursement success, that as you start AbioCor two trials you’ll be able to be reimbursed for the device and that the centers could be reimbursed for that as essentially an extension of the HDE approved device?

Mike Minogue: Yes, that’s a great question, David. And actually if I could use it to point out something to the rest of the investors, is that ABIOMED and the hospital centers that I’ve mentioned beared a lot of the expenses for this trial. And the hospitals and ABIOMED, the device as well as some of the patient management costs, you know, this is part of the reason that the profits – it really drained from the profitability of the company. Whereas on other technology like (LVADs) or even Impella, these devices are under a reimburse code, category B, which allows the hospitals and the – and the manufacturer of the equipment to generate revenue. So the HDE was a path that followed a process of reliability, but also a commitment to bring this technology to the market even though it required a lot of cash to be spent by the company. So as the AbioCor two rolls out or any of our products, we’ll evaluate the path based on whether or not we incur losses or whether we generate revenue. But we’re also going to focus on the best patient outcomes, and I think that’s a very valid point you raise.

David Zimbalist: OK. So are you confirming that you think it is likely that it will be able to allow for AbioCor two to have some reimbursement during trials or just a framework that may allow for it.

Mike Minogue: It’s a may because we haven’t disclosed what the path is for AbioCor two.

David Zimbalist: OK. All right, last question is now that you have devices for essentially acute failure and recovery in the BVS and the AB5000, you’ve got the sort of last option, no alternative device in the AbioCor, what is your interest level in filling the in-between with an (LVAD) technology?

ABIOMED

Moderator: Liza Heapes

09-05-06/2:00 p.m. CT

Confirmation # 5939154

Mike Minogue: Well, the (LVAD) that’s out there is designed for the bridge to transplant market and for patients that are destination therapy with only an (LVAD). I think there is good technology out there. Aside from that is our goal is to be the circulatory leader. The bulk of our revenue – actually all of our revenue and our focus is on the acute population today, and the acute population just in the U.S. alone is over a million patients a year that can use our technology. If you look at the guidelines for destination therapy or bridge to transplant, those markets are still a smaller market, but it’s where the money is today. And we’ll continue to monitor that over time.

David Zimbalist: OK. Thank you.

Operator: Once again, if you would like to ask a question, please press star one. We’ll go next to Greg Simpson with Stifle Nicolaus.

Greg Simpson: OK. Mike, can you hear me?

Mike Minogue: Yes, I can, Greg. How are you?

Greg Simpson: I’m good. My thanks to Randy, by the way. I’m on the road and thank him for tracking me down. First of all, congratulations to everybody at ABIOMED.

Mike Minogue: Thank you.

Greg Simpson: Past and present. A couple questions, if I could. And I’m going to skip some of the obvious ones because I’m assuming they’ve been asked and I’ll catch them on the replay. Let me follow up on the discussion on AbioCor two. And my guess is you won’t touch this, but I’ll throw it out there anyway. First of all, in the rather lengthy process here over the past year or so since the panel meeting, were there any discussions once you got the anti-coagulation protocol

ABIOMED

Moderator: Liza Heapes

09-05-06/2:00 p.m. CT

Confirmation # 5939154

and things like that kind of under control or resolved, have there been any discussions with the FDA with respect to AbioCor two and what maybe the process may be or should be?

Mike Minogue: Greg, you’re correct that I’m not going to touch that question.

Greg Simpson: OK, fine. Secondly – then I’ll give you another one that I don’t think you’ll answer. Is it with – is it outside the realm of possibility then that the AbioCor two could potentially, if things break right, could you go the 5-10K route?

Mike Minogue: Yes, it would not be a 5-10K. Five-10K would be a other technology. But, you know, we haven’t commented on any of the paths that we will choose for the AbioCor two. We are going to evaluate all the options, we’re going to look to our physicians and we’re also going to look to the FDA to give us the guidelines that they want. What they’ve said today, though, is that – I think you’ve summarized it on their call – this isn’t the beginning, this isn’t the end, this is a significant milestone to move forward. And the AbioCor two is another generation that will improve the performance, but there will be continued improvement on several factors (that) AbioCor one and two and we’re committed to making those changes and getting better.

Greg Simpson: Right, OK. One more question, then. Obviously recently you made a pretty significant hire with Dr. (Race). Even though even his specialty was a little bit different, he wasn’t involved in the AbioCor trial; will he be involved in the training process?

Mike Minogue: Yes, let me comment on that. He was a heart surgeon for 18 years, and so he’s absolutely going to be involved in it. It’s one of the reasons we did bring him on. But he’s also an expert in getting great recovery results with the BVS and AB. He was involved – he’s been involved with the company for over 10 years, and he also was involved in doing some of the engineering work, the animal labs and even working with the guys at Jewish to understand the AbioCor technology better. So he’s going to be great help as well as several of the surgeons. As

ABIOMED

Moderator: Liza Heapes

09-05-06/2:00 p.m. CT

Confirmation # 5939154

we continue to work we’re going to allow them to get a little more involved as we bring other centers up to help them train those folks. And we have all the patients’ surgeries on videotape and we will continue to do more animal (abs) at these centers.

Greg Simpson: OK, great. All right, thanks again and congratulations.

Mike Minogue: Thanks, Greg.

Operator: And there are no further questions. At this time I would like to turn the call back over to management for any additional or closing remarks.

Mike Minogue: Great. Again, I want to thank all the investors. Because of you this company has grown, because of you we have technology that fights the number one killer of all people in health care, the number one cost of all health care, and that’s heart failure. And if you break out heart failure, the number one killer in heart failure is death from the acute events like a heart attack or a virus. And then the number two is the deaths from your heart wearing out. And what ABIOMED is focused on is saving lives, leading in technology and innovation and having technology that no one else has, growing our shareholder value and having a winner culture where patients and customers come first and there’s honor and integrity in everything we do. So thank you and have a great week.

Operator: This does conclude today’s conference. Thank you for your participation.

END